UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

          This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

          Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          On November 10, 2011, Aethlon Medical, Inc. (the “Registrant”) entered into a subscription agreement with one accredited investor (the “Purchaser”)  pursuant to which the Purchaser purchased an aggregate principal amount of $210,000 of 5% Original Issue Discount Unsecured Convertible Debenture for an aggregate purchase price of $200,000 (the “Debenture”). The Debenture bears interest at 20% per annum and matures on April 20, 2012. The Debenture will be convertible at the option of the holder at any time into shares of the Company’s common stock, at a conversion price equal to $0.0779, subject to adjustment. In connection with the Agreement, the Purchaser received a warrant to purchase 1,347,882 shares of Company Common Stock (the “Warrant”). The Warrant is exercisable for a period of five years from the date of issuance at a exercise price of $0.11, subject to adjustment. The Purchaser may exercise the Warrant on a cashless basis. In the event the Purchaser exercises the Warrant on a cashless basis, we will not receive any proceeds.  The conversion price of the Debenture and the exercise price of the Warrants are subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

Until December 31, 2012, upon any proposed issuance by the Company of its Common Stock or Common Stock Equivalents (or a combination thereof as defined in the subscription agreement) for cash consideration (the “Subsequent Financing”), the Purchaser may elect, in its sole discretion, to exchange all or some of the Debenture then held by such Purchaser for any securities issued in a Subsequent Financing on a $1.00 for $1.00 basis, provided, however, this right shall not apply with respect to (i) an Exempt Issuance (as defined in the Debenture) or (ii) an underwritten public offering of the Company’s common stock.

The Purchaser has contractually agreed to restrict its ability to exercise the Warrant and convert the Debenture such that the number of shares of the Company common stock held by the Purchaser and its affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

          The full principal amount of the Debenture is due upon a default under the terms of the Debenture.  The Debenture is a general unsecured debt obligation of the Company arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company.

A FINRA registered broker-dealer was engaged as placement agent in connection with the private placement.  We paid the placement agent a cash fee and will issue the placement agent or its designees warrants to purchase shares of common stock at $0.11 per share.

The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor is an  “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Subscription Agreement, the Debenture and the Warrant does not purport to be complete and is qualified in its entirety by the form of Debenture attached hereto as Exhibit 4.1, form of warrant attached hereto as Exhibits 4.2,and the form of Subscription Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: November 16, 2011	Chief Executive Officer